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                                                                   EXHIBIT 23.1


                         INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors and Stockholders
Computron Software, Inc.:

We consent to the use of our reports dated January 30, 1998, except as to note 6, which is as of March 6, 1998, on the consolidated financial statements and related schedule of Computron Software, Inc. and subsidiaries as of December 31, 1997 and for the year then ended, which reports appear in the December 31, 1997 Annual Report on Form 10-K of Computron Software, Inc., incorporated herein by reference.

                                                 KPMG Peat Marwick LLP


Short Hills, New Jersey
August 6, 1998